Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Sunoco, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 333-138407);

2.	Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

3.	Sunoco, Inc. Long-Term Performance Enhancement Plan II Form S-8 Registration Statement (Registration No. 333-60110);

4.	Sunoco, Inc. Long-Term Performance Enhancement Plan III Form S-8 Registration Statement (Registration No. 333-172545);

5.	Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3 Registration Statement (Registration No. 333-78881);

6.	Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-155169);

7.	Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340); and

8.	Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342)

of our report dated February 28, 2012 (except for Notes 2, 4, 16 and 18, as to which the date is June 22, 2012), with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries included in this Current Report on Form 8-K of Sunoco, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 22, 2012